Exhibit 99.5


                           VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "Agreement") is made and entered into as of August 29, 2003 by and among Microserv, Inc., a Washington corporation ("Microserv"), and the undersigned shareholders of Halifax Corporation (collectively, the "Shareholders").

                             RECITALS

     A. Pursuant to that certain Agreement and Plan of Merger (the "Merger Agreement") by and among Halifax Corporation, a Delaware corporation ("Halifax"), Microserv, the shareholders of Microserv who are parties thereto (the "Selling Shareholders") and certain other parties, Halifax has agreed to acquire Microserv through the consummation of certain merger transactions (the "Merger") and other related transactions, as more fully described in the Merger Agreement (the Merger and such related transactions collectively referred to as the "Transactions").

     B. It is a condition to closing of the Transactions, pursuant to the Merger Agreement, that the Shareholders enter into, execute and deliver this Agreement.

     C. The Shareholders are willing to enter into this Agreement to induce the Selling Shareholders and Microserv to close the Transactions, and the Shareholders acknowledge that the Selling Shareholders are entitled to rely and will rely on this Agreement in completing such closing.

     NOW THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement. As to each of the Shareholders, the term "Shares" shall mean at any relevant time all shares of voting capital stock of Halifax which such Shareholder at that time has the power to vote for the election of directors (including any such shares acquired by such Shareholder after the date hereof or issued to such Shareholder with respect to, upon conversion of, or in exchange or substitution therefor).

     2. Election of Directors. Subject to Section 3 hereof, in any election of directors of Halifax, each Shareholder shall vote at any regular or special meeting of shareholders all of his, her or its Shares to elect one director nominated by the Selling Shareholders and recommended by the board of directors of Halifax pursuant to the Merger Agreement. Any vote taken to remove any director elected pursuant to this Section 2, or to fill any vacancy created by the resignation, removal or death of a director elected pursuant to this Agreement, shall also be subject to the provisions of this Section 2. The voting of the Shares pursuant to this Agreement may be effected in person, by proxy, or in any other manner permitted by applicable law.

     3. Qualification of Nominee. The Selling Shareholders shall not nominate any person if: (i) such individual is employed by, or has investment interests, directly or indirectly, in, any material competitor of Halifax (unless such investment constitutes less than two percent (2%) of the equity ownership in a public company and at the time of purchase has a fair market value of less than $50,000); (ii) such individual is not reasonably experienced in business and financial matters; (iii) such individual has been convicted of, or has pled nolo contendere to, a felony; (iv) the election of such individual would violate any law; or (v) any event required to be disclosed pursuant to
Item 401(f) of Regulation S-K of the Exchange Act has occurred with respect to such individual.

     4. Term. The obligations of the Shareholders hereunder shall continue until such time as the Selling Shareholders fail to own collectively greater than 50% of the aggregate number of Buyer Common Shares issued on the Closing Date (as appropriately adjusted for any combination, division or similar recapitalization affecting such Buyer Common Shares).

     5. Further Assurances; Intended Beneficiaries. The Shareholders will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Selling Shareholders through the Shareholder Representative in order to protect the rights of the Selling Shareholders hereunder against impairment. The Shareholders acknowledge and agree that the Selling Shareholders are intended beneficiaries of this Agreement, and that the Selling Shareholders shall have all rights to enforce the obligations of the Shareholders hereunder.

     6.   Miscellaneous.

          (a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the written agreement or consent of the holders of a majority of the Shares, and the Selling Shareholders, through their Shareholder Representative.

          (b) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors, assigns, heirs and executors of the parties hereto.

          (c) Notices. Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be received when personally delivered or sent by overnight courier or registered mail, return receipt requested, addressed to the address set forth adjacent to each Shareholder's signature hereto (or at such other address as each party furnishes by notice given in accordance with this
Section 5(c)).

          (d) Governing Law. The corporate law of Virginia shall govern all issues and questions concerning the relative rights of Halifax and its shareholders. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law rules or provisions (whether of Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Virginia.

          (e) Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured Selling Shareholder for the breach of this Agreement by any Shareholder, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each Shareholder hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

          (f) Attorneys Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party or parties in such dispute shall be entitled to recover from the losing party or parties all reasonable fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation reasonable fees and expenses of attorneys and accountants, and including on any appeal.

          (g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, including by facsimile, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

                        [Signature page follows]

        SIGNATURE PAGE TO HALIFAX CORPORATION VOTING AGREEMENT

     IN WITNESS WHEREOF, the undersigned have executed this Voting Agreement effective as of the day and year first above written.


                                     /s/ Hugh M. Foley
                                     Hugh M. Foley

                                    Address: 5250 Cherokee Avenue
                                             Alexandria, VA 22312


                                     /s/ Thomas J. Basile
                                     Thomas J. Basile

                                     Address: 5250 Cherokee Avenue
                                              Alexandria, VA  22312


                                     MICROSERV, INC.


                                     By: /s/ Jonathan Scott
                                     Name:
                                     Title